UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 22, 2013

FUHUIYUAN INTERNATIONAL HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Nevada	333-176350	N/A
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

Suite 204, 15615 102 Avenue, Edmonton, Alberta Canada	T5P 4X7
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 780.756.1668

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 22, 2013 we entered into a Share Exchange Agreement dated August 15, 2013 with Fuhuiyuan International Group (Holdings) Limited (Fuhuiyuan BVI), a British Virgin Island corporation and the sole shareholder of Fuhuiyuan BVI, pursuant to which we agreed to purchase 100% of the issued and outstanding securities of Fuhuiyuan BVI in consideration of the issuance of 7,500,000 shares of our common stock (being 33.33% of our issued and outstanding voting securities). Closing of the transaction is subject to a number of conditions precedent, including but not limited to satisfactory completion of due diligence by the parties, and the appointment of two nominees of Fuhuiyuan to our board of directors. Fuhuiyuan BVI is a newly formed trading company which holds certain sales agency rights to act as international sales agent for Qingdao Fuhuiyuan Investment Co. Ltd., a China based purveyor of cosmetics, footwear, clothing and fashion accessories.

The foregoing description is a summary only and qualified by and subject to the actual terms and conditions of the share exchange Agreement dated August 15, 2013, attached hereto as Exhibit 10.1 and incorporated by reference into this report.

Item 9.01	Financial Statements and Exhibits

10.1	Share Exchange Agreement dated September 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUHUIYUAN INTERNATIONAL HOLDINGS LIMITED

/s/Stolfin Wong
Stolfin Wong
President and Director

Date: August 28, 2013